Exhibit 24.1

Power of Attorney

Registration Statement

for

December 2005 Financing Transaction

The undersigned hereby constitutes and appoints Richard F. Rutkowski, Alexander Tokman, Richard A. Raisig and Thomas M. Walker, and each of them, severally, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign in the undersigned’s name, place and stead, in any and all capacities, a Registration Statement on Form S-3 (the “Registration Statement”) in connection with the issuance of Convertible Notes convertible into shares of Common Stock, shares of Common Stock and Warrants to purchase shares of Common Stock of Microvision, Inc. (the “Company”), and any and all amendments or supplements (including post-effective amendments) to the Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing as they deem necessary, appropriate or desirable to be performed, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following person in the capacity indicated.

By:

Printed Name:
Title:	Director

Date: December     , 2005

Schedule

The following members of the Board of Directors of Microvision, Inc. signed a power of attorney in the form attached as Exhibit 24.1: Stephen R. Willey, Walter J. Lack, Dennis J. Reimer, Slade Gorton, Claudio Ruben and Richard A. Cowell.